Exhibit 23.2


KPMG

       Somekh Chaikin

       Mail address        Office address           Telephone 972 3 684 8400
       PO Box 609          KPMG Millennium Tower    Fax 972 3 684 8444
       Tel Aviv  61006     17 Ha'arba'a Street
       Israel              Tel Aviv  61070
                           Israel


                          Independent Auditors' Consent




The Board of Directors
Radcom Limited
12 Hanochoshet Street
Tel-Aviv  69710
ISRAEL



Dear Sirs

We consent to the incorporation by reference in the Registration Statement on Form F-3 of Radcom Ltd. of our report dated February 1, 2004, except as to Note 7A(2) and Note 12, which is as of April 20, 2004, with respect to the consolidated balance sheets of Radcom Ltd. as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 20-F of Radcom Ltd.



/s/ Somekh Chaikin

Somekh Chaikin
Certified Public Accounts (Isr.)
A member of KPMG International


May 11, 2004